May 27, 2003

Impact Capital Partners Ltd. 1800 Century Park East Suite 600 Las Angeles, California 90067 Unanimous Shareholder Agreement Attention: Henrik Rouf

Gentlemen,

Re: Engagement Letter Agreement Dated October 25, 2002

We refer to our Engagement Letter Agreement dated for reference October 25, 2002 (the "Agreement"), pursuant to which we appointed Impact Capital Partners Ltd. ("Impact") as our non-exclusive placement agent for the term of the Agreement. All initially capitalized terms used herein without definitions will have the respective meanings assigned thereto in the Agreement.

We acknowledge that:

(a) under the Agreement, we agreed that, in the event that we accepted any investment from an Investor during the term of the Agreement or the 24-month period following the date of the Agreement (the "Placement Period"), we would, for each such investment: (i) pay to Impact a cash placement fee (the "Placement Fee") and issue to Impact warrants (the "Warrants") to purchase the number of shares of our common stock (the "Warrant Shares") as determined in accordance with the Agreement; and (ii) grant to Impact "piggy-back" registration rights in respect of the Warrant Shares;

(b) Impact has introduced to SmarTire Systems Inc. (the "Company") Cornell Capital Partners, L.P., and

(c) During the Placement Period, Cornell Capital Partners, L.P. has made those Investments in the Company set forth in Column 2 of the following table and the Company is obligated to issue to Impact Warrants to purchase the number of the Warrant Shares set forth in Column 3 of the following table with the respective Warrant Strike Prices set forth in Column 4 of the following table:

Column 1	Column 2	Column 3	Column 4	Column 5
Date	Amount of Investment	Number of Warrant Shares	Warrant Strike Price	Expiration Date
11/21/02	Convertible Debenture $200,000	23,881	$0.74	May 27, 2008
01/31/03	Convertible Debenture $200,000	44,444	$0.40	May 27, 2008
04/23/03	Short-term Secured Note $250,000	100,000	$0.22	May 27, 2008

In light of the foregoing, this will confirm our agreement as follows:

1. Acknowledgements and Agreements of Impact. Impact acknowledges and agrees that:

(a) as a condition precedent to the issuance of the Warrants by the Company, Impact must complete and return to the Company:

(i) a U.S. Prospective Investor Suitability Questionnaire in the form attached as Annex 1 (the "US Questionnaire");

(ii) a British Columbia Accredited Investor Questionnaire in the form attached as Annex 2 (together with the US Questionnaire, the "Questionnaires");

(b) neither the Warrants nor the Warrant Shares (collectively, the "Securities") have been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act ("Regulation S"), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(c) except as provided for in this Agreement, the Company has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act;

(d) the decision to execute this Agreement and acquire the Securities hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, and such decision is based entirely upon a review of information (the receipt of which is hereby acknowledged) which has been filed by the Company with the United States Shares and Exchange Commission and in compliance, or intended compliance, with applicable securities legislation (collectively, the "Public Record");

(e) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(f) there is no government or other insurance covering the Securities;

(g) the Company has advised Impact that the Company is relying on an exemption from the requirements to provide them with a prospectus and to sell the Securities through a person registered to sell securities under the Securities Act (British Columbia) (the "B.C. Act") and, as a consequence of acquiring the Securities pursuant to this exemption, certain protections, rights and remedies provided by the B.C. Act, including statutory rights of rescission or damages, will not be available to them;

(h) the Securities are subject to resale restrictions in British Columbia and may not be traded in British Columbia except as permitted by the B.C. Act and the rules made thereunder. In particular, pursuant to Multilateral Instrument 45-102, as adopted by the British Columbia Securities Commission, a subsequent trade in any of the Securities will be a distribution subject to the prospectus and registration requirements of applicable Canadian securities legislation, unless certain conditions are met, including the following:

(i) at least twelve months (the "Canadian Hold Period") shall have elapsed from the date on which the Securities were issued to Impact;

(ii) during the currency of the Canadian Hold Period, any certificate representing the Securities is imprinted with a legend (the "Canadian Legend") stating:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE [INSERT THE DATE THAT IS TWELVE MONTHS AND A DAY AFTER THE DISTRIBUTION DATE."

(iii) the trade is not a control distribution (as defined in Multilateral Instrument 45-102);

(iv) no unusual effort is made to prepare the market or to create a demand for the Securities that are the subject of the trade;

(v) no extraordinary commission or consideration is paid to a person or company in respect of the trade; and

(iv) if the selling security holder is an insider or officer of the Company, the selling security holder has no reasonable grounds to believe that the Company is in default of securities legislation.

(i) By executing and delivering this Agreement, Impact will have directed the Company not to include the Canadian Legend on any certificates representing the Securities to be issued to Impact. As a consequence, Impact will not be able to rely on the resale provisions of Multilateral Instrument 45-102, and any subsequent trade in the Securities during or after the Canadian Hold Period will be a distribution subject to the prospectus and registration requirements of Canadian securities legislation, to the extent that the trade is at that time subject to any such Canadian securities legislation.

(j) the Company is entitled to rely on the representations and warranties and the statements and answers of Impact contained in this letter agreement and in the Questionnaires;

(k) Impact will severally indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of Impact, as the case may be, contained herein or in any document furnished by it to the Company in connection herewith (including, without limitation, the Questionnaires) being untrue in any material respect;

(l) the Company has received a notice from Nasdaq informing the Company that the shares of the Company's common stock had traded below US$1 per share for 30 consecutive days, in breach of minimum listing standards, and, as a result, the Company will be delisted from the Nasdaq SmallCap Market effective May 28, 2003;

(m) none of the Securities are listed on any stock exchange or automated dealer quotation system and no representation has been made to it that any of the Securities will become listed on any stock exchange or automated dealer quotation system; except that the common shares of the Company will be listed for trading on the Nasdaq SmallCap Market until May 28, 2003, and thereafter will commence quotation on the OTC Bulletin Board;

(n) none of the Securities may be offered or sold to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the Restricted Period (as defined herein);

(o) offers and sales of any of the Securities prior to the expiration of a period of one year after the date of issuance of such Securities (the "Restricted Period") shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Restricted Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom;

(p) there are additional restrictions on the ability of Impact to resell the Securities under the B.C. Act and Multilateral Instrument 45-102 adopted by the British Columbia Securities Commission and it is responsibility of Impact to determine and comply with all applicable resale restrictions before selling any of the Securities;

(q) the Company will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act; and

(r) Impact has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible for compliance with applicable resale restrictions.

2. Acknowledgements and Agreements of the Company. The Company will indemnify and hold harmless Impact and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Company contained herein or in any document furnished by it to Impact in connection herewith being untrue in any material respect.

3. Representations, Warranties and Covenants. Impact hereby severally represents and warrants to and covenants with the Company that:

(a) it is resident in the United States and is not a resident of British Columbia;

(b) it has received and carefully read this Agreement;

(c) it is duly incorporated and validly subsisting under the laws of its jurisdiction of organization and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on its behalf;

(d) it has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto;

(e) it has duly executed and delivered this letter agreement, and the letter agreement constitutes a valid and binding agreement enforceable against it;

(f) the entering into of this letter agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the constating documents of, it, or of any agreement, written or oral, to which it may be a party or by which it is or may be bound;

(g) it (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the

Securities for an indefinite period of time, and can afford the complete loss of such investment;

(h) it is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the investment, and it has carefully read and considered the matters set forth under the caption "Risk Factors" appearing in the Company's most recent annual report on Form 10-KSB filed with the SEC and in the Post-Effective Amendment No. 3 to the Company's registration statement on Form SB-2 filed with the United States Securities and Exchange Commission on May 2, 2003;

(i) all information contained in the Questionnaire is complete and accurate and may be relied upon by the Company;

(j) it is acquiring the Securities for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest in such Securities, and it has not subdivided its interest in the Securities with any other person;

(k) it is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(l) no person has made it any written or oral representations:

(i) that any person will resell or repurchase any of the Securities;

(ii) that any person will refund the purchase price of any of the Securities; or

(iii) as to the future price or value of any of the Securities.

4. Registration Rights. The Company hereby agrees that:

(a) if the Company decides to file a registration statement (the "Registration Statement") under the 1933 Act covering the distribution or sale of any securities of the Company (other than on Form S-4 or Form S-8), the Company shall cause the Registration Statement to cover the sale by Impact of all of the Warrant Shares that are issuable upon exercise of the Warrants;

(b) the obligations of the Company under this Section 4 shall terminate and be of no further effect upon the earliest to occur of the following:

(i) when all Warrant Shares issuable under the Warrants shall have been sold pursuant to Rule 144 (or any successor provision) under the 1933 Act;

(ii) when all Warrant Shares issuable under the Warrants shall have been otherwise transferred and a new certificate(s) for such Warrant Shares not bearing a legend restricting further transfer shall have been delivered by the Company; and

(iii) that day that is two years and one day following the original issue date of the last of the Warrant Shares to be issued; and

(c) the Company shall keep effective any registration or qualification contemplated by this Section 4 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document, and communication for such period of time as shall be required to permit Impact to complete the offer and sale of the Warrant Shares covered thereby.

5. Legending of Subject Securities.

(a) Impact hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Securities will bear legends in substantially the following form:

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(b) Impact acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this letter agreement.

6. Confidential Information. Impact hereby covenants and agrees that, notwithstanding the termination of the Agreement, Impact shall continue to hold in strictest confidence all confidential information (the "Confidential Information") provided by us or on or behalf thereunder, that they shall not disclose any Confidential Information to any third party, that they shall not reproduce any Confidential Information, and that they shall not use the Confidential Information for any purpose whatsoever, all without our express prior written consent. The foregoing covenants shall not apply to information which at the time of disclosure is in the public domain, information which, after disclosure, is published or otherwise becomes part of the public domain through no fault of Impact (but only after, and only to the extent that it becomes part of the public domain).

7. Governing Law. This Agreement is made and shall be governed and construed in accordance with the laws of the Province of British Columbia, and the laws of Canada applicable therein, excluding its conflict of laws rules. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of British Columbia in the event of any dispute hereunder.

8. Entire Agreement. This letter agreement shall constitute the entire agreement between the parties with respect to all matters specified herein.

9. Time of the Essence. Time shall be of the essence of this Agreement and every part hereof.

10. No Waiver. No waiver by any party of any breach by any other party of any of its covenants, obligations and agreements hereunder shall be a waiver of any subsequent breach of any other covenant, obligation or agreement, nor shall any forbearance to seek a remedy for any breach by a waiver of any rights and remedies with respect to such or any subsequent breach.

11. Counterparts. This letter agreement may be executed by the parties in any number of separate counterparts each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties.

12. Severance of Invalid or Illegal Provisions. If any provision of this letter agreement is invalid, illegal, or incapable of being enforced by reason of any rule of law or public policy, then such provision shall be severed from and shall not affect any other provision of this agreement, and this agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained in this agreement. All other provisions of this agreement shall, nevertheless, remain in full force and effect and no provision shall be deemed dependent upon any other provision unless so expressed.

13. Successors and Assigns. This Agreement shall enure to the benefit of and be binding on the parties and their respective heirs, executors, administrators, successors and permitted assigns.

14. Further Assurances. The parties shall execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this letter agreement.

If you agree to the above terms, kindly sign two copies of this letter signifying your approval and acceptance and return one fully executed letter to the writer at your earliest convenience.

Yours truly,

Smartire Systems Inc.

Per: /s/ Robert Rudman
Robert Rudman, President and CEO

The undersigned hereby agree to the foregoing terms and conditions of this letter agreement as of the date first above written.

Impact Capital Partners Ltd. Per: /s/ Henrik Rouf Director

ANNEX 1

U.S. ACCREDITED INVESTOR QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Securities Purchase Agreement.

1. The undersigned (the "Purchaser") covenants, represents and warrants to the Company that:

(a) the Purchaser is a U.S. Person;

(b) the Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transactions detailed in the Securities Purchase Agreement and it is able to bear the economic risk of loss arising from such transactions;

(c) the Purchaser is acquiring the Warrants for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Warrants in the United States or to U.S. Persons; provided, however, that the Purchaser may sell or otherwise dispose of any of the Warrants pursuant to registration thereof pursuant to the Securities Act of 1933 (the "Securities Act") and any applicable state or provincial securities laws unless an exemption from such registration requirements is available or registration is not required pursuant to Regulation S under the Securities Act or registration is otherwise not required under this Securities;

(d) the Purchaser satisfies one or more of the categories indicated below (please check the appropriate box):

[ ] Category 1: An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US $5,000,000;

[ ] Category 2: A natural person whose individual net worth, or joint net worth with that person's spouse, on the date of purchase exceeds US $1,000,000;

[ ] Category 3: A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

[ ] Category 4: A "bank" as defined under Section (3)(a)(2) of the Securities Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors;

[ ] Category 5: A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States);

[ ] Category 6: A director or executive officer of the Company;

[ ] Category 7: A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act; or

[ ] Category 8: An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories; and

(e) the Purchaser is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of June 3, 2003.

If a Corporation, Partnership or Other Entity:

Impact Capital Partners Limited
Print or Type Name of Entity

/s/ Henrik Rouf
Signature of Authorized Signatory

Corporation
Type of Entity

ANNEX 2

MULTILATERAL INSTRUMENT 45-103

ACCREDITED INVESTOR QUESTIONNAIRE

The purpose of this Questionnaire is to assure SmarTire Systems Inc. (the "Company") that the undersigned (the "Purchaser") will meet certain requirements for the registration and prospectus exemptions provided for under Multilateral Instrument 45-103 ("MI 45-103"), as adopted by the British Columbia Securities Commission and the Alberta Securities Commission, in respect of a proposed private placement of securities by the Company (the "Transaction"). The Company will rely on the information contained in this Questionnaire for the purposes of such determination.

The Purchaser covenants, represents and warrants to the Company that:

1. the Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Transaction and the Purchaser is able to bear the economic risk of loss arising from such Transaction;

2. the Purchaser satisfies one or more of the categories of "accredited investor" (as that term is defined in MI 45-103) indicated below (please check the appropriate box):

[ ] an individual who beneficially owns, or who together with a spouse beneficially own, financial assets (as defined in MI 45-103) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CDN$1,000,000;

[ ] an individual whose net income before taxes exceeded CDN$200,000 in each of the two more recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

[ ] an individual registered or formerly registered under the Securities Act (British Columbia), or under securities legislation in another jurisdiction of Canada, as a representative of a person or company registered under the Securities Act (British Columbia), or under securities legislation in another jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario);

[ ] a Canadian financial institution as defined in National Instrument 14-101, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

[ ] the Business Development Bank of Canada incorporated under the Business Development Bank Act (Canada);

[ ] an association under the Cooperative Credit Associations Act (Canada) located in Canada;

[ ] a subsidiary of any company referred to in any of the foregoing categories, where the company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

[ ] a person or company registered under the Securities Act (British Columbia), or under securities legislation of another jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario);

[ ] a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

[ ] an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in any of the foregoing categories in form and function;

[ ] the government of Canada or a province, or any crown corporation or agency of the government of Canada or a province;

[ ] a municipality, public board or commission in Canada;

[ ] a national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency thereof;

[ ] a registered charity under the Income Tax Act (Canada);

[ ] a corporation, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least CDN$5,000,000 as reflected on its most recently prepared financial statements;

[ ] a mutual fund or non-redeemable investment fund that, in British Columbia, distributes it securities only to persons or companies that are accredited investors;

[ ] a mutual fund or non-redeemable investment fund that, in British Columbia, distributes its securities under a prospectus for which a receipt has been issued by the executive director of the British Columbia Securities Commission; or

[ ] a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

The Purchaser acknowledges and agrees that the Purchaser may be required by the Company to provide such additional documentation as may be reasonably required by the Company and its legal counsel in determining the Purchaser 's eligibility to acquire the Securities under relevant legislation.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of June 3, 2003.

If a Corporation, Partnership or Other Entity:

Impact Capital Partners Limited
Print or Type Name of Entity

/s/ Henrik Rouf
Signature of Authorized Signatory

Corporation
Type of Entity